EXHIBIT 10.34
GLOBALSECURE HOLDINGS, LTD.
SALES AGENCY AGREEMENT
As of June 1, 2003
Sky Capital, LLC
110 Wall Street, 8th Floor
New York, NY 10005
Gentlemen:
          GlobalSecure Holdings, Ltd., a Delaware corporation (the “Company”) hereby confirms its agreement with you as follows:
          1. The Offering. The Company is offering to persons who qualify as “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933 as amended (the “Act”), a minimum of six (6) Units (each Unit consisting of 100,000 shares of the Company’s Common Stock, $.0001 par value per share (the “Shares”)) and a maximum of 200 Units (“Maximum Offering”) at an initial subscription price of $150,000 per Unit (the “Offering Price”). The foregoing offer and sale of the Shares is hereinafter referred to as the “Offering.” The Company has the right, in its sole discretion, to reject or cut back any subscription, or any offer to purchase Shares.
          2. Appointment of Sales Agent. Sky Capital, LLC. is hereby appointed a non-exclusive sales agent of the Company (the “Sales Agent”) during the Offering Period (as defined herein) for the purpose of assisting the Company in identifying Prospective Investors (as hereinafter defined) to purchase Shares. “Prospective Investors” shall mean those persons identified by Sales Agent as qualified prospective investors to whom Sales Agent introduces the Offering. “Purchasers” shall mean Prospective Investors who subscribe and pay for Shares and whose subscription is accepted by the Company. The “Offering Period” shall commence on the data hereof and shall terminate on or before the close of business on the earliest to occur of the closing of the sale of the Maximum Offering, termination of the Offering, or the termination of this Agreement. Sales Agent hereby accepts such agency and agrees to assist the Company in identifying Prospective Investors on a “best efforts” basis. The agency of Sales Agent hereunder may be terminated by the Company at any time. It is understood that the offering and sale of the Shares is intended by all parties to be exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and the rules and regulations of the Securities and Exchange Commission thereunder, including Rule 506 of Regulation D (the “Rules and Regulations”).
          3. Offering Materials. The Company has prepared and delivered to the Sales Agent a reasonable number of copies of the Private Placement Memorandum, dated June 1, 2003 (the “Disclosure Document”). The Disclosure Document and the Subscription Agreement relating to the Shares (the “Subscription Agreement”) are referred to herein as the “Offering

Materials,” except that if the Offering Materials shall be amended, the term “Offering Materials” shall refer to the Offering Materials as so amended from and after the time of delivery to Sales Agent of such amendment. The Sales Agent shall deliver the Offering Materials to each prospective Investor prior to investment.
          4. Closing; Delivery; Sales Agent Fees.
               (a) It is anticipated that the closings of the purchase and sale of the Shares to Prospective Investors will be effected from time to time in person or by mail (each a “Closing”), at such time, date or place as shall be determined by the Company (each such date a “Closing Date”).
               (b) A Closing as to any Prospective Investor shall occur after delivery to the Company on behalf of such Prospective Investor of an executed copy of the Subscription Agreement to be entered into by the Company and such Prospective Investor, payment into escrow of the proportionate share of the purchase price of the Shares which such Prospective Investor is to purchase, and acceptance of the subscription by the Company. Promptly after a Closing, the Company will deliver, or cause to be delivered, to the Purchaser a certificate representing the Shares purchased by such Purchaser.
               (c) Promptly after each Closing, but in no event later than ten (10) business days after such Closing, the Company shall deliver or cause to be delivered to the Sales Agent (i) a sales fee, payable in cash, equal to ten percent (10%) of the gross proceeds from the sale of Shares sold by the Company to the Purchaser (the “Cash Fee”), (ii) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds from the sale of the Shares sold by the Company to the Purchaser (“Expense Allowance”) and (iii) a warrant to purchase, at the Offering Price, ten percent (10%) of the aggregate number of Shares sold by the Company to the Purchaser (the “Warrant,” and together with the Cash Fee and the Expense Allowance, the “Fee”). Notwithstanding the foregoing, the Warrant need not be delivered at each Closing but may be delivered periodically thereafter and shall be delivered not later than three (3) business days after the Sales Agent requests delivery thereof.
          5. Representations and Warranties of the Company. The Company represents and warrants that this Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws. The Company represents and warrants that the Offering Materials are in compliance with applicable securities laws.
          6. Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

               (a) During the Offering Period, the Company will notify the Sales Agent of any event of which it is aware as a result of which any of the Offering Materials would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; and it will provide Sales Agent with any amendment or supplement to the Offering Materials during the Offering Period. The Company will conduct the Offering in compliance with Section 4(2) of the Act and the Rules and Regulations and all applicable state securities laws and regulations.
               (b) If required by law, the Company will use its best efforts to qualify the Shares for offer and sale under the Blue Sky or securities laws of such jurisdictions as Sales Agent may designate and to continue such qualifications in effect for so long as may be required for purposes of the private placement of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to subject itself to taxation in any jurisdiction where it is not already subject to such taxation.
          7. Representations Warranties and Covenants of the Sales Agent. The Sales Agent represents, warrants and covenants as follows:
               (a) This Agreement has been duly authorized, executed and delivered by the Sales Agent and constitutes a valid and binding obligation of the Sales Agent, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.
               (b) The Sales Agent will not make an offer of Shares by any form of general solicitation or general advertising in violation of Rule 502(c) of Regulation D under the Act, and the Sales Agent will perform its services in accordance with all federal and state securities laws applicable to the Offering of the Shares.
               (c) The Sales Agent shall not deliver to any offeree without the consent of the Company any information concerning the Offering other than the Offering Materials. The Sales Agent shall deliver, or cause to be delivered, the Offering Materials to each offeree prior to the sale of any Shares to such offeree.
               (d) The Sales Agent is a broker dealer registered with the NASD and is in good standing in every state in which offers and sales of the Shares will be made by it.
               (e) The Sales Agent acknowledges that the Company has the right, in its sole discretion, to reject any Prospective Investor.
               (f) If counsel to the Company determines that potential investors should receive supplemental information regarding the Offering in order for the Company to be in compliance with, state or Federal securities laws, or that an Offering must be rescinded, the Sales Agent shall cooperate with the Company to provide such information, or assist in the rescission of the offer, as reasonably requested by the Company.

          8. Conditions of the Company’s Performance. The sale by the Company of the Shares and the obligations of the Company as provided herein shall be subject to the following conditions:
               (a) The Company shall not have terminated the Offering, which shall be the decision of the Company in its sole discretion;
               (b) The representations and warranties of the Sales Agent contained in Section 7 hereof are true and correct in all material respects as of the date hereof and as of each Closing Date (as if made on and as of such Closing Date); and
               (c) The Sales Agent shall have performed its obligations hereunder in all material respects.
          9. Conditions of Sales Agent’s Performance. The purchase and sale of the Shares and the obligations of the Sales Agent as provided herein shall be subject to the accuracy in all material respects, as of the date hereof and each Closing Date (as if made on and as of such Closing Date), of the representations and warranties of the Company herein, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:
               (a) Sales Agent, if it shall have requested, shall have received a certificate, dated as of each Closing Date, of an authorized executive officer of the Company to the effect that:
          (i) The representations and warranties of the Company in this Agreement and in the Subscription Agreements are true and correct in all material respects as if made on and as of such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions in all material respects on its part required by this Agreement and the Subscription Agreements to be performed or satisfied at or prior to such Closing Date; and
          (ii) Except as set forth, in the Offering Materials or in the Subscription Agreements and subsequent to the date of the most recent financial statements included with the Offering Materials, there has not been any material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.
               (b) The Company shall have furnished to Sales Agent such certificates, in addition to those specifically mentioned herein, as Sales Agent may have reasonably requested, as to the accuracy and completeness at such Closing Date of any statement in the Offering Materials (other than statements provided by the Sales Agent for the Offering Materials) and as to such other matters as you or your counsel may reasonably request.
          10. Indemnification. (a) The Company will indemnify and hold harmless the Sales Agent, the directors and officers of the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Sales Agent or any such directors, officers or controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, as of their respective dates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Company’s engagement of Sky Capital, LLC, as Sales Agent or any service the Sales Agent performs for the Company or on its behalf pursuant to this Agreement, except to the extent that any such loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment that has become final (in that it is no longer subject to appeal or review) to have resulted directly and primarily from such Indemnified Person’s gross negligence or willful misconduct. Subject to subsection (c) below, the Company will reimburse the Sales Agent or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Sales Agent or any such directors, officers or controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Materials, as of their respective dates, in reliance upon and in, conformity with written information furnished by and with respect to the Sales Agent specifically for use in the preparation thereof. The Company shall not be required to indemnify the Sales Agent or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company, which approval shall not be unreasonably withheld or delayed. This indemnity provision will be in addition to any liability which the Company may otherwise have, but in no event shall an indemnified party receive more than the amount of his claim.
          (b) The Sales Agent will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company, or any such directors, officers or controlling persons may be or become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, as of their respective dates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Materials in reliance upon and in conformity with written information furnished by and with respect to the Sales Agent specifically for use in the preparation thereof; and (subject to subsection (c) below) will reimburse the Company or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or actions. The Sales Agent shall not be required to indemnify the Company or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless payment is approved by the Sales Agent, which approval shall not be unreasonably withheld or delayed.

This indemnity provision will be in addition to any liability the Sales Agent may otherwise have, but in no event shall an indemnified party receive more than the amount of his claim.
          (c) Promptly after receipt by an indemnified party under subparagraphs 10(a) or (b) of notice of the commencement of any action or other proceeding (including governmental investigations) in respect of which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subparagraphs, promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party, and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume and control the defense thereof with counsel chosen by it and after notice from the indemnifying party to such indemnified party of its election so to assume and control such defense with counsel chosen by it, it shall bear all expenses of such defense. Any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:
          (i) the indemnifying party has agreed to pay such fees and expenses; or
          (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding; or
          (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party).
     The indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party.
          11. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 10(a) or l0(b) hereof is for any reason held to be unavailable to any party entitled to such indemnification, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Sales Agent may be subject, in such proportions so that the Sales Agent is responsible for that portion in each case represented by the percentage that the respective sales agent fee appearing in Section 4(c) of this Agreement bears to the offering price of the Shares, and the Company is responsible for the remaining portion; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purpose of this Section 11, each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as the Sales Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company and each director of the Company shall have the same right to contribution as the Company, subject in each case to the prior sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which claim for contribution maybe sought, promptly notify the other party or parties in writing of the commencement thereof, but the omission to so notify such party or parties shall not relieve the patty or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 11. No party shall be liable for contribution with respect to any action or claim settled without its consent in writing and with Notice as set forth in Section 14.
          12. Representations and Agreements to Survive Delivery. All representations, warranties or agreements of the Company or of the Sales Agent herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Agent or any controlling person, the Company, or any of its officers, directors or controlling persons, and shall survive delivery of the Shares.
          13. Termination. Either party may terminate this Agreement at any time in writing and with Notice as set forth in Section 14. Notwithstanding the foregoing, this Agreement shall automatically terminate upon the sale of the Maximum Offering or termination of the Offering. Upon any termination of this Agreement whether by the Company or the Sales Agent, the obligations of the parties set forth in Sections 10 and 11 shall survive termination of this Agreement. In the event that the Agreement is terminated by the Company or the Sales Agent prior to a Closing as to any Prospective Investor, Sales Agent shall nevertheless be entitled to receive the Fee with respect to such Prospective Investor as set forth in Section 4(c) hereof.
          14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you c/o Sky Capital, LLC, 110 Wall Street, 8th Floor, New York, NY 10005, Attention: Michael Recca, with a copy to: Frederic J. Gruder, Esq., 775 Park Avenue, Suite 225, Huntington, NY 11743. or, if sent to the Company, at 8401 Corporate Drive, Suite 230, Landover, MD 20785, Attn: C. Thomas McMillen, with a copy to: Sonia Galindo, Esq., Whiteford Taylor & Preston, LLP., Seven Saint Paul Street, Baltimore, MD 21202.

          15. Benefits of the Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agent and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the consent of the other party in writing and with Notice as set forth in Section 14.
          16. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.
          17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Very truly yours, GLOBALSECURE HOLDINGS, LTD.
By:	/s/ Craig R. Bandes
	Name:	Craig R. Bandes
	Title:	President

SKY CAPITAL, LLC.

By:	/s/ Michael Recca

Name: Michael Recca
Title: President